Exhibit 23.1

Tel: +61 2 9251 4100	Level 11, 1 Margaret St
Fax: +61 2 9240 9821	Sydney NSW 2000
www.bdo.com.au	Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GBS Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 11, 2020 relating to the audit of the consolidated financial statements of GBS Inc., appearing in the Prospectus, constituting a part of its Registration Statement, as amended (‘File No. 333-232557’).

We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

BDO Audit Pty Ltd

Tim Aman
Director

Sydney, Australia

October 20, 2020

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.